                            SECOND LEASE AMENDMENT
                            ----------------------

          This Second Lease Amendment (the Second Amendment) is made this 16th
                                                                          ----
day of March, 1999, between THE EQUITABLE LIFE ASSURANCE SOCIETY OF THE UNITED STATES ("Landlord") and AVERSTAR, INC., formerly known as Intermetrics, Inc. ("Tenant").

          WHEREAS, Landlord and Tenant entered into a Lease Agreement dated May 23, 1997 (the Initial Lease), under which Tenant leased from Landlord approximately 26,084 rentable square feet of space on the sixth (6th) floor (the "Sixth Floor Premises") of the west tower of the office building located at 1593-1595 Spring Hill Road, Vienna, Virginia 22182 and known as The Concourse (the Building"); and

         WHEREAS, the Lease Agreement was amended by an Amendment to Lease Agreement dated October 31, 1997, under which the Security Deposit Section (Section 5) of the Lease Agreement was modified (the Lease Agreement and the Amendment to Lease Agreement are collectively referred to herein as the Lease); and

         WHEREAS, the Lease is scheduled to expire on September 30, 2002; and

         WHEREAS, Landlord and Tenant wish, among other matters, to amend the Lease to expand the premises occupied by Tenant in the Building, and to extend the Lease Term, all on the terms and provisions hereinafter contained.

         NOW THEREFORE, in consideration of the foregoing, and other good and valuable consideration, the receipt and sufficiency of which are acknowledged by the parties, Landlord and Tenant agree as follows:

         1.  Expansion Premises.
             -------------------

             a. Landlord hereby demises and leases to Tenant and Tenant hereby leases and accepts from Landlord, for a term and upon the conditions hereinafter provided, Seventy-eight Thousand Two Hundred Fifty-two (78,252) rentable square feet of space in the east tower of the Building, known as 1593 Spring Hill Road, outlined on the floor plans attached hereto and incorporated herein by reference as Exhibits A-1, A-2 and A-3 (the "Expansion Premises"), consisting of the entire second (2nd) floor (the Second Floor Premises), the entire third (3rd) floor (the Third Floor Premises) and the entire seventh (7th) floor (the Seventh Floor Premises). All provisions of the Lease which apply to the Premises shall apply to the Expansion Premises; provided, however, that Tenant's obligations with respect to each floor of the Expansion Premises (except as otherwise specifically provided herein) shall not commence until such floor has been delivered to Tenant Substantially Completed (or the earlier date on which rental hereunder commences as to such floor).

             b. Tenant shall take possession of the Expansion Premises as follows:

                 (i) Upon Substantial Completion (as defined in the Lease) of the Third Floor Premises, which is anticipated to occur on or about June 1, 1999;

                 (ii) Upon Substantial completion of the Second Floor Premises, but not earlier than September 1, 1999; and

                 (iii) Upon Substantial Completion of the Seventh Floor Premises, which is anticipated to occur on or about March 1, 2000.

         2.  Extended Term.
             --------------

             a. The Term of the Lease for the Expansion Premises will commence upon the earlier to occur of (a) Substantial Completion of the improvements to be performed in the Third Floor Premises, or (b) the date Tenant or any one claiming under or through the Tenant first occupies the Third Floor Premises or any portion thereof for the Permitted Use (the "Expansion Premises Commencement Date"), and will expire ten (10) years and zero (0) months thereafter. The anticipated Expansion Premises Commencement Date is June 1, 1999. Notwithstanding the foregoing, and in addition to the provisions in Section 2(c) of the Lease which will permit Tenant to enter the Expansion Premises up to two
(2) weeks prior to the Expansion Premises Commencement Date, Tenant agrees that none of Tenant's vendors will have access to the Expansion Premises without Landlord's prior approval, which approval will not be unreasonably withheld, conditioned or delayed. To the extent that tenants which occupy any part of the Expansion Premises fail to vacate such premises upon the expiration or earlier termination of their leases, Landlord agrees to exercise commercially reasonable efforts to recover possession of such premises.

             b. Notwithstanding anything to the contrary contained in subsection a. above, and provided that any delay in substantially completing the Expansion Premises is not attributable to (i) any Tenant delay detailed in
Section 7 of the Lease, (ii) the requirements of any Special Tenant Work as defined in Section 7(d) of the Lease, or (iii) the contingencies (other than failure or delay of tenants of any part of the Expansion Premises to vacate the same) in the force majeure provisions of Section 31 of the Lease, then, if any
             ----- -------
floor of the Expansion Premises is not Substantially Complete within one hundred eighty days (180) of its anticipated date for Substantial Completion, as recited above, Tenant shall have the right to terminate its obligation to lease the floor so delayed, by delivering written notice to Landlord not later than one hundred ninety (190) days after the date Tenant was anticipated to have taken possession of such floor.

         3.   Basic Rental for Expansion Premises.
              ------------------------------------

             a. Effective as of the Expansion Premises Commencement Date, Tenant shall pay Landlord as Basic Rental for the Second Floor Premises and the Third Floor Premises (collectively, the "Initial Expansion Premises"), in legal tender, at Landlord's office, the initial annual sum of One Million Four Hundred Eighty-six Thousand Seven Hundred Eighty-eight and 00/100 dollars ($1,486,788.00), payable in equal monthly sums of One Hundred Twenty-three Thousand Eight Hundred Ninety-nine and 00/100 dollars ($123,899.00), in advance, promptly on the first day of each calendar month of the Extended Term; provided, however, that for the period from the Expansion Premises Commencement Date until Substantial Completion of the Second Floor Premises, Tenant shall only be obligated to pay Basic Rental in the monthly amount of Sixty-one Thousand Nine Hundred Forty-nine and 50/100 dollars ($61,949.50), being the Basic Rental for the Third Floor Premises. The prepayment of the first month's installment of Basic Rental for the Third Floor Premises, in the amount of Sixty-one Thousand Nine Hundred Forty-nine and 50/100 dollars ($61,949.50), shall be due and payable upon execution of this Second Amendment, and Sixty-one Thousand Nine Hundred Forty-nine and 50/100 dollars ($61,949.50), which is the prepayment of the first month's installment of Basic Rental for the Second Floor Premises, shall be due and payable on the earlier to occur of (i) June 1, 1999, or (ii) Landlord's execution of a construction contract pursuant to the terms of this Second Amendment with Landlord's Contractor for improvements to be made to the Second Floor Premises (but, in any event, no earlier than March 1, 1999). The Expansion Premises Basic Rental shall be paid by Tenant to Landlord without notice or demand, the same being hereby waived, and without any setoff, deduction, or recoupment whatsoever. The Basic Rental for the Initial Expansion Premises as provided in this paragraph shall be in addition to any other rent due to the Landlord under the Lease with respect to the Sixth Floor Premises or the Temporary Space.

             b.   In lieu of the payment of Basic Rental for the Sixth
Floor Premises, upon Substantial Completion of the Seventh Floor Premises Tenant shall pay Basic Rental for the Seventh (7th) Floor Premises through September 30, 2002, at the same rate, and pursuant to the same escalations, as outlined in the Initial Lease for the Sixth Floor Premises.

             c. Effective as of October 1, 2002, and thereafter for each month during the remainder of the Extended Term, Tenant will pay Landlord Basic Rental for the Seventh Floor Premises at the same escalated rate per rentable square foot as is then being paid by Tenant pursuant to this Second Amendment for the Initial Expansion Premises.

         4.  Escalation in Basic Rental for Expansion Premises.  The Basic
             -------------------------------------------------
Rental for the Initial Expansion Premises shall be increased annually, commencing on the first (1st) anniversary of the Expansion Premises Commencement Date, and on each anniversary of such

Expansion Premises Commencement Date thereafter during the Extended Term, by an amount equal to three percent (3%) of the escalated Basic Rental then in effect; provided, however, that Tenant shall continue to pay the Basic Rental, and all escalations applicable thereto, for the Seventh Floor Premises as outlined in the Initial Lease, until September 30, 2002, on which date the Basic Rental for the Seventh Floor Premises shall escalate to the same rate, and shall thereafter escalate on the same dates, as that for the Initial Expansion Premises.

         5.  Security Deposit.
             ----------------

             a. As of the execution date of this Second Amendment, Landlord is holding a Security Deposit in the form of an Irrevocable Transferrable Standby Letter of Credit in the amount of $154,873.74. Said Security Deposit shall be increased to $526,570.74, by depositing with Landlord an additional $371,697.00, either in the form of cash or in the form of an additional Letter of Credit, in accordance with the following schedule: (i) upon execution of this Second Amendment, an additional $185,848.50, and (ii) on the earlier of June 1, 1999, or Landlord's execution of a construction contract with Landlord's Contractor for improvements to be made to the Second Floor Premises (but, in any event, no earlier than March 1, 1999), an additional $185,848.50.

             b. Section 5(c) of the Lease is hereby deleted in its entirety, and the following inserted in lieu thereof:

                 (c) Notwithstanding anything to the contrary contained herein, Tenant shall be entitled to reduce the amount of the Security Deposit to (i) $382,913.12 after the eighteenth (18th) month of the Extended Term, provided Tenant has not been late in the payment of any Basic Rental or additional rent for which Tenant is obligated under this Lease, beyond any applicable grace or cure period, nor has otherwise been in default under the Lease during the first eighteen (18) months of the Extended Term, beyond any applicable grace or cure period; and (ii) $191,457.00 at anytime thereafter during the remainder of the Extended Term, provided Tenant satisfies all conditions of
                 (c)(i) herein, and further delivers to Landlord two (2) successive annual, audited financial statements, showing that Tenant's net worth has exceeded $20,000,000.00 for the two (2) annual periods covered by such statements.

         6.  Expansion Premises Operating Expenses and Real Estate Taxes.
             ------------------------------------------------------------

             a. Commencing on the first (1st) anniversary of the Expansion Premises Commencement Date, and continuing during each calendar year or portion thereof thereafter included in the Extended Term, Tenant shall pay as additional rent an amount (per each square foot within the Expansion Premises) equal to the excess ("Excess") from time to time by which the per square foot Basic Cost for the Expansion Premises exceeds the Base Year Stop for the Expansion Premises, all as more fully provided in Section 8 of the Lease; provided, however, that, until September 30, 2002, (i) Tenant shall pay such Excess only for the Initial Expansion Premises, and (ii) Tenant shall continue to pay Operating Expense increases for the Seventh Floor Premises, to the extent such Operating Expenses exceed the Base Year Stop, as more fully outlined in the Initial Lease for the Sixth Floor Premises. The Base Year Stop for the Expansion Premises shall be the 1999 calendar year. Tenant's pro rata share of any such costs or expenses for each floor of the Expansion Premises shall be 7.58 and for the entire Expansion Premises shall be 22.74%.


             b. Commencing on the first (1st) anniversary of the Expansion Premises Commencement Date, and continuing during each calendar year or portion thereof included in the Extended Term, Tenant shall pay as additional rent an amount (per each square foot within the Expansion Premises) equal to the amount from time to time by which the per square foot Real Estate Taxes exceed the Base Real Estate Taxes for the Expansion Premises, all as more fully provided in
Section 19 of the Lease; provided, however, that, until September 30, 2002, (i) Tenant shall pay such increased Real Estate Taxes only for the Initial Expansion Premises, and (ii) Tenant shall continue to pay Real Estate Taxes for the Seventh Floor Premises, to the extent such Real Estate Taxes exceed the Base Real Estate Taxes, as more fully outlined in the Initial Lease for the Seventh Floor Premises. The Base Real Estate Taxes for the Expansion Premises shall be the 1999 calendar year. Tenant's pro rata share of any such Real Estate Taxes for each floor of the Expansion Premises shall be 7.58%, and for the entire Expansion Premises shall be 22.74%.

         7.  Improvements for Expansion Premises.
             -----------------------------------

             a. Section 7(a)(i) shall apply to the construction of the improvements to the Expansion Premises, except that Tenant shall deliver the Space Plan for (i) the Third Floor Premises to Landlord on or before February 1, 1999, (ii) the Second Floor Premises to Landlord on or before March 1, 1999, and
(iii) the Seventh Floor Premises to Landlord on or before September 1, 1999.

             b. Sections 7(a)(ii) and 7(a) (iii) shall apply to the construction of the improvements to the Expansion Premises.

             c. Section 7(a)(iv) shall apply to the construction of the improvements to the Expansion Premises, except that LaSalle Partners Management Services will act as Landlord's construction manager.

             d. Section 7(a)(v) shall apply to the construction of the improvements to the Expansion Premises.

             e. Section 7(b) shall apply to the construction of the improvements to the Expansion Premises.

             f. Section 7(c) shall apply to the construction of the improvements to the Expansion Premises, except that Tenant shall have the right to select Landlord's Contractor and its subcontractors, subject to Landlord's approval, which approval will not be unreasonably withheld, conditioned or delayed.

             g. Sections 7(d) and (e) shall apply to the construction of the improvements to the Expansion Premises.

             h. Section 7(f) shall not apply to the construction of the improvements to the Expansion Premises, and the following shall be inserted in lieu thereof:

                 Landlord shall contribute up to $1,095,528.00 (the "Tenant
             Allowance"), calculated at a rate of $15.00 per rentable square foot for the Initial Expansion Premises, and $12.00 per rentable square foot for the Seventh Floor Premises, towards the completion of the buildout of the Expansion Premises, which Tenant Allowance shall also be applied against the cost of all architectural, engineering and construction drawings and fees related thereto, as well as the cost of exterior Building signage. Any costs in excess of the Tenant Allowance shall be paid solely by Tenant and shall be considered additional rent under the terms of the Lease. Up to $2.00 per rentable square foot of any unused portion of the Tenant Allowance may be applied against costs related to networking, telecommunications, furniture acquisition and installation, and Tenants relocation to the Expansion Premises. Landlord agrees that it will not charge Tenant a construction management fee. In addition to the Tenant Allowance, Landlord shall:

                 (i) Provide $20,000.00 (at $10,000.00 per floor), to upgrade the elevator lobbies on the second (2nd) and third (3rd) floors, such alterations to be of a quality equal or better than that which exists on the sixth (6th) floor in the west tower of the Building, and subject to Landlord's written approval, which approval will not be unreasonably withheld.

                 (ii) Provide an amount up to $10,000.00 for (A) removal of existing telecommunications and computer network cabling and wiring in the Expansion Premises, (B) removal of all specialty improvements and other items that Tenant deems to be non-residual, and (C) the installation of any required additional electrical capacity. To the extent that Tenant requires such additional electrical capacity, Landlord agrees that Tenant shall have the right to connect to, and add to, transformers and other electrical distribution equipment or facilities in the Building, subject to (Y) Tenant executing a reasonably acceptable indemnification to Landlord, indemnifying Landlord from any claims or damages due to the addition of such electrical capacity (exclusive of those covered by insurance and any applicable waiver of subrogation), and
                       (Z) obtaining the approval of Landlord therefor, which will not be unreasonably withheld, conditioned or delayed. Notwithstanding the foregoing, any surplus from the said $10,000.00 which is not used for the foregoing work shall be retained by Landlord.

                 (iii) Ensure that all mechanical (including HVAC, electrical and plumbing equipment serving the Expansion Premises is in good working condition and performing at its original specifications. Landlord warrants that the bathrooms in the Expansion Premises are (Y) in material compliance with the ADA as such compliance is required as of the execution date of this Second Amendment, and (Z) of similar quality to those in the Sixth Floor Premises.

            i. Section 7(g) shall not be applicable to the construction of improvements to the Expansion Premises.

         8.  Right of First Offer. Effective as of the execution date of this
             --------------------
Second Amendment, Section 49 of the Lease shall be deleted in its entirety, and the following inserted in lieu thereof:

             Tenant shall have a first right of offer the first (1st) two (2) times during the Extended Term (but not during any Renewal Tenn) that additional space becomes available to lease on the fourth (4th) and sixth (6th) floors of the east tower of the Building, 1593 Spring Hill Road (the "Additional Space"), provided:

             a.  This right of first offer is subordinate to the rights of
(i) the current tenant in the Additional Space to renew, extend or otherwise negotiate a new lease for the Additional Space; (ii) all future tenants in such space, to renew or extend their leases; and (iii) existing tenants to the Additional Space as of the date of execution of this Lease;

             b. Tenant is not in default under this Lease beyond any applicable grace or cure period, either at the time the Additional Space becomes available or at the time Tenant is to take occupancy of the Additional Space;

             c. Tenant has not previously assigned the Lease or sublet more than thirty-four percent (34%) of the Initial Premises or the Expansion Premises (except to an affiliated party as described in Section 11(e) of the Lease);

             d. Landlord has not made a good faith determination that Tenant does not remain creditworthy;

             e.  Tenant must lease all of the Additional Space offered;

             f. Tenant exercises its option as provided in this Section by delivering to Landlord written notice of its intention within seven (7) business days after Tenant has received (or refused) notice from Landlord that the Additional Space is available, which notice may be given by Landlord to Tenant up to six (6) months prior to the anticipated availability date of the Additional Space;

             g. All terms of the lease of the Additional Space shall be based upon Market Rent as hereinafter defined, and shall be negotiated in good faith between the parties. For purposes of this Section, "good faith" shall mean compliance with standards of decency and honesty; and

             h. Tenant executes an addendum or a new lease for the Additional Space within fifteen (15) business days after Landlord's receipt of Tenant's notice to lease the Additional Space.

             i. "Market Rent" for purposes of this Section means the annual fair market rental, concessions and allowances charged to comparable tenants leasing comparable office premises in comparable buildings for a comparable term that would be agreed upon by a landlord and a tenant located in the Tysons submarket of Fairfax County, Virginia, taking into consideration the following:
(i) landlord and tenant are well informed and well advised and each is acting in what is considered its own best interests; (ii) the rental shall be defined to include base rental (including any escalations), operating expenses and real estate taxes, and any market concessions, including without limitation rental abatement, tenant improvement allowance and additional tenant concessions, if any, being negotiated at comparable buildings and (iii) the creditworthiness and quality of tenant.

             Notwithstanding the foregoing, in the event Landlord and Tenant cannot reach an agreement on Market Rent within the above-referenced fifteen
(15) day period, Landlord, for a period of ninety (90) days thereafter, shall not enter into a lease for the Additional Space with any other tenant at a more favorable Market Rent without first offering such space to Tenant at such Market Rent. Tenant shall have three (3) business days from receipt of Landlord's notice of its intention to lease the Additional Space to another tenant to accept or reject Landlord's revised offer. In the event that Tenant rejects Landlord's revised offer, Tenant shall have no further rights to the Additional Space that was so offered, and Landlord shall be free to lease the Additional Space to any tenant on such terms as it sees fit, in its sole discretion.

             If Tenant fails to comply with each of the above conditions within the time specified, all time periods herein for Tenant being of the essence, then this right of first offer will lapse and be of no further force and effect, and Landlord shall have the right to lease all or any part of the Additional Space to a third party under the same or any other terms and conditions, whether or not such terms and conditions are more or less favorable than those offered to Tenant. This right of first offer to lease the Additional Space is personal to Tenant and is non-transferrable (except to an affiliated party as described in Section 11(e) of the Lease).

         9.  Option to Renew. Effective as of the execution date of this
             ---------------
Second Amendment, Section 48 of the Lease shall be deleted in its entirety, and the following inserted in lieu thereof:

             Tenant shall have the right to extend the term of this Lease for not more than two (2) additional five (5) year lease terms (each of which is a "Renewal Term"), upon the following conditions:

             a. Tenant is not in default under this Lease beyond any applicable grace or cure period, either at the time any notice hereunder is given, or at the time the Renewal Term is to commence;

             b. Landlord has not made a good faith determination that Tenant does not remain creditworthy;

             c. Tenant has not previously assigned the Lease or sublet more than thirty-four percent (34%) of the Expansion Premises (except to an affiliated party as described in Section 11(e));

             d. Tenant has delivered to Landlord written notice of its intention to exercise this option, not less than 300 days prior to the end of the Lease Term;

             e. All lease terms for the Renewal Term shall be the same as in this Lease, except that the Basic Rental and Landlord concessions, if any, for the Renewal Tenn shall be negotiated in good faith between the parties; and

             f. If Landlord and Tenant fail to agree as to all terms and sign an Addendum to the Lease extending the Lease term as provided in this Section at least 240 days prior to the end of the lease term, all time periods for Tenant herein being of the essence, then Tenant's right to extend the term of this Lease shall lapse and Tenant's renewal option shall be of no force and effect. The renewal option is personal to Tenant and is non-transferrable (except to an affiliated party as described in Section 11(e)).

           10.  Temporary Occupancy. Pursuant to a Sublease with EER Systems
                -------------------
Corporation which expires on March 31, 1999, Tenant is currently occupying approximately 15,095 rentable square feet on the second (2nd) floor in the east tower of the Building (the "EER Systems Space"). Upon expiration of the EER Systems Corporation Sublease, Landlord agrees that Tenant may, pursuant to the provisions of this Section, continue to occupy the EER Systems Space, as well as such other additional space on the second (2nd) floor in the east tower of the Building as Landlord in its sole discretion may agree to make available to Tenant and which Tenant may elect to occupy (the EER Systems Space and such additional space, if any, is collectively referred to herein as the "Temporary Space"). Occupancy of the Temporary Premises as provided in this paragraph shall not be deemed occupancy for purposes of the commencement of any other obligations under this Second Amendment. Landlord shall provide customary Building services to Tenant while Tenant is occupying the Temporary Space. Tenant agrees to accept the Temporary Space in its as is condition as of the date hereof, and pay Landlord, as rent for the Temporary Space during such Temporary Occupancy, at an annual rate of $22.50 per rentable square foot (the "Temporary Rent") for the Temporary Space, commencing on April 1, 1999, and terminating upon substantial completion of the Third Floor Premises. Tenant shall otherwise comply with all terms and conditions of this Lease while occupying the Temporary Space. Any overpayment of Temporary Rent for the final month Tenant occupies the Temporary Space shall be credited towards Tenant's Basic Rental for the Expansion Premises.

         11.  Signage.
              -------

             a. Landlord shall, at its sole cost and expense, install one (1) suite entry sign per floor, and two (2) directory listings on the Building lobby directory.

             b. Upon final execution of this Second Amendment, and after obtaining Landlord's written approval, Tenant shall have the right to install, at its sole cost and expense, illuminated Building signage in accordance with the specifications for the AT&T sign which was previously on the Building, copies of which are attached to this Amendment as Exhibit B. The sign shall be placed in the same location as the AT&T sign, on the top of the exterior of 1593 Spring Hill Road facing Spring Hill Road. Tenant shall have the exclusive right to signage in the area noted on 1593 Spring Hill Road, as reflected on Exhibit C attached to this Amendment. Provided Tenant's signage satisfies the foregoing criteria, Landlord shall not unreasonably withhold its consent to such signage. Tenant shall be responsible for obtaining all county and municipal permits and approvals. Tenant shall maintain such signage during the Lease Term, and shall remove such signage and repair all damage to the Building exterior, at its sole cost and expense, upon the termination of the Lease.

         12.  Parking.
              -------

             a. Tenant shall be entitled to park in the Building parking lots, at a parking ratio of not more than 3.5 vehicles per 1,000 rentable square feet. Such parking shall be made available to Tenant at no cost or expense through September 30, 2002. Commencing on October 1, 2002, Tenant shall pay to Landlord as additional rent the Market Cost, if any, for parking at the Building. Market Cost shall be determined as follows:

             Landlord shall provide Tenant with notice of the proposed Market Cost for parking effective October 1, 2002, by delivering written notice to Tenant no earlier than July 1, 2002 or later than October 15, 2002. Landlord's determination of Market Cost shall be based on separately stated parking costs charged to tenants under: (1) leases of at least one (1) full floor for office space in the Building signed between October 1, 2001 and September 30, 2002; and
(2) leases of at least one (1) full floor signed between October 1, 2001 and September 30, 2002, at the following buildings (hereinafter the Competitive Buildings):

                1.  American Center (8300 and 8330 Boone Boulevard)
                2.  Tysons Dulles Plaza (1410-1430 Spring Hill Road)
                3.  Tysons International Plaza (1919 & 1921 Gallows Road)
                4.  8133 Leesburg Pike
                5.  8500 Leesburg Pike

                In determining Market Cost: (1) Landlord shall take into account different rates for surface and garage parking if the lease(s) signed in the Building or the Competitive Buildings contain different rates; and, (2) the parking costs and lease(s) used to establish Market Cost shall be offered to
-----------------
third party tenants as a component of rentals that incorporate separately stated then current market rents and concessions.

             b. If Tenant does not agree with Landlord's proposed Market Cost for parking, Tenant shall notify Landlord within ten (10) days of receipt of Landlord's notice of the proposed Market Cost, and then the Market Cost shall be determined as follows:

                 (1) Within ten (10) days of Tenant's notice to Landlord of its intent to utilize this provision, Landlord and Tenant shall mutually select an experienced real estate broker, who must have at least ten (10) years leasing experience in the Tysons Corner, Virginia submarket;

                 (2) Within ten (10) days after appointment, the designated broker shall determine the new parking space rental to be used; provided, however, that if such broker requires additional time within which to determine such new parking space rental, the designated broker shall have up to thirty
(30) days after appointment to make the determination.

                 (3) Both parties shall divide equally the expense of the designated broker.

             c. If Landlord decides to charge Tenant for parking as permitted hereunder, Landlord agrees that the cost or expense of any parking attendant for the parking lot will not be assessed as an Operating Expense or Basic Cost under the Lease.

             d. Should Landlord decide not to charge Tenant for parking pursuant to this Section, Landlord shall thereafter forfeit its rights to charge for parking for the balance of the Extended Term.

           13.  Sixth Floor Premises. Tenant is currently occupying the Sixth
                ----------------------
Floor Premises pursuant to the Initial Lease, and will continue to occupy the Sixth Floor Premises and be bound by all obligations under the Lease with respect to said premises until substantial completion of the Seventh Floor Premises, which is anticipated to occur on or about March 1, 2000. Upon substantial completion of the Seventh Floor Premises, Tenant will vacate the Sixth Floor Premises as if the term of its lease for said premises had terminated, and all obligations under the Initial Lease with respect to the Sixth Floor Premises will continue to apply to the Seventh Floor Premises through September 30, 2002. As of October 1, 2002, all terms of the Lease, as modified by this Second Amendment, shall apply to the entire Expansion Premises, including the Seventh Floor Premises.

           14.  Additional Space Notice. Landlord agrees to provide written
                -------------------------
notice to Tenant of any vacancy or pending vacancy within 1593 Spring Hill Road.

           15.  Lease Provisions Modified. Effective as of the Expansion
                ---------------------------
Premises Commencement Date, the following Lease provisions are hereby modified:

                a. The third paragraph of Section l(a) of the Lease is deleted in its entirety, and the following inserted in lieu thereof:

             Basic Costs shall not include:

             A. cost of expenses associated with leasing space in the Building or the sale of any interest in the Building, including, without limitation, advertising and marketing, commissions or any amounts paid for or on behalf of tenants such as space planning, moving costs, rental and other tenant concessions;

             B. amounts paid to any partners, shareholder, officer or director of Landlord, for salary or other compensation;

             C. cost of electricity outside normal business hours sold to tenants (or requested by tenants) of the Building by Landlord or any other special service to the tenants or service in excess of that furnished to Tenant whether or not Landlord receives reimbursement from such tenants as an additional charge;

             D. expenses for repairs, replacements or improvements arising from the initial construction of the Building to the extent such expenses are either (i) reimbursed to Landlord by virtue of warranties from contractors or suppliers or (ii) result by reason of deficiencies in design or workmanship;

             E. any amounts paid to any person, firm or corporation related or otherwise affiliated with Landlord or any general partner, officer or director of Landlord or any of its general partners, to the extent the same materially exceed arms-length competitive prices paid for the services or goods provided;

             F. costs of repairs incurred by reason of fire or other casualty or condemnation (except for commercially reasonable deductibles under applicable insurance coverage);

             G. costs of renovating or otherwise improving space for tenants or in renovating space vacated by any tenant;

             H. costs relating to maintaining Landlord's existence, either as a corporation, partnership, or other entity, such as


                                      -13
                  trustee's fees, annual fees, partnership organization or administration expenses, deed recordation expenses, legal and accounting fees (other than with respect to Building operation), and legal fees and expenses which arise in disputes with tenants;

             I. interest or penalties arising by reason of Landlord's failure to timely pay any Operating Expense;

             J. costs incurred to remove or control any hazardous or toxic wastes, materials or substances from either the Building or land;

             K. depreciation of the Building or any equipment, machinery, fixtures or improvements therein;

             L.   Landlord's general corporate overhead;

             M.   ground rents;

             N. costs incurred to remedy, repair or otherwise correct any defects or violations of the Building, or by reason of any changes in governmental laws, rules or regulations occurring during the lease term;

            0. the cost of capital improvements made to the Building, other than capital improvements, modifications or equipment required by federal, state or local ordinance, rule, regulation or law (except those required to correct a violation existing as of the date hereof or which is hereafter created by Landlord) or determined by Landlord in good faith to result in savings or reductions in Basic Cost generally, in which case the cost thereof shall be included in Basic Cost for the calendar year in which the cost shall have been incurred and in subsequent calendar years, on a straight line basis, such items will be amortized over an appropriate period and with an appropriate interest factor selected in good faith by Landlord;

             P.   principal and interest on mortgage or other debt payments;
                  and

             Q. wages, salaries or other compensation or benefits for employees applicable to the time spent working at or with respect to other buildings, other than the Building manager (provided that with respect to each employee that services the Building and other buildings, an equitable portion of such employee's salary shall be included in Basic Cost, as applicable).

         b. The first sentence of Section 11 (c) of the Lease is hereby deleted in its entirety, and the following sentence is inserted in lieu thereof:

                  Landlord's Right of First Refusal. Landlord shall have
                  ---------------------------------
               the right, within twenty (20) days after receipt of the notice from Tenant, required under Section 11 (b)(i) above, to elect:
               (i) if Tenant proposes to assign the Lease or sublease more than thirty four percent (34%) of the Premises (at any one time, either with one [1] or more than one [1] subleases), to terminate this Lease in its entirety, in which event the Lease shall terminate upon the effective date of the proposed assignment or sublease, and Tenant shall vacate the Premises as of such effective date in accordance with the applicable provisions of this Lease; (ii) if Tenant intends to sublet more than thirty-four percent (34%) of the Premises (at any one time, either with one [1] or more than one [1] subleases), to terminate this Lease only with respect to such portion of the Premises, in which case Tenant shall vacate such portion as provided in subsection (i) above; or (iii) to require Tenant to pay Landlord, within ten
               (10) days of receipt, one-half (1/2) of the amount of rent payable under such assignment or sublease in excess of the amount of rent payable by Tenant hereunder with respect to the Premises or, in the event of a sublease, that portion of the Premises sublet, offset by any direct expenses incurred by Tenant actually incurred in assigning the Lease or subleasing such portion of the Premises, and, additionally, offset by the cost of any service which Tenant provides subtenant or assignee that Tenant does not receive from Landlord, costs Tenant incurs under the Lease (such as payments due under Section 8 above) which are not passed through to subtenant or assignee, and the value of the sale or rental of assets which are not provided by Landlord (such as Tenant's furniture) to subtenant or assignee (all amortized in equal monthly payments over the remaining term of the Lease, if assigned, or, if applicable, over the initial term of such sublease).

         c.  The following is added to the end of Section 11(c) of the Lease:

             Notwithstanding anything to the contrary contained in this subsection, Landlord may not exercise any rights to recapture under subsection (i) or (ii) herein, if Tenant assigns the Lease or subleases all or a part of the Premises to a Subsidiary or Affiliate pursuant to the provisions of Section 11(e) below.

         d. Subsection 11(e)(ii) shall be redesignated 11(e)(iii), and the following 11(e)(ii) inserted in the Lease:

             (ii) any bona fide entity to which Tenant assigns for value all, or substantially all, of its assets, so long as (A) the entity receiving such assets assumes this Lease, and all obligations hereunder, and (B) the entity receiving such assets can demonstrate to Landlord's reasonable satisfaction by balance sheets and other financial documentation submitted to Landlord that it is no less capable than Tenant of servicing all of Tenant's financial obligations under this Lease; and

         e. The Last sentence of Section 13 of the Lease is deleted in its entirety, and the following inserted in lieu thereof:

             Landlord warrants that, as of the execution date of the Second Amendment, neither the Land nor the Building is encumbered by a ground lease, mortgage or deed of trust. In consideration for Tenant's agreement to attorn to any lender or ground lessor, and as a condition of such subordination and attornment, Landlord agrees to obtain a non-disturbance agreement, in a form reasonably acceptable to such mortgagee or ground lessor, from any future mortgagee(s) or ground lessor(s). Such non-disturbance agreement shall provide that Tenant's tenancy hereunder shall not be disturbed in the event of a mortgage foreclosure, ground lease termination or other similar event, so long as Tenant continues to comply with its obligations under this Lease.

         f.  The following shall be added to the end of Section 17 of the
             Lease:

             Notwithstanding the foregoing, if neither Landlord nor Tenant has terminated this Lease and the repairs are not substantially completed within thirty (30) days following the date upon which

             Landlord estimated that such work would be completed, Tenant shall have the right to terminate this Lease following the end of such period by delivering written notice to Landlord (the "Damage Termination Notice"), effective as of a date set forth in the Damage Termination Notice (the "Damage Termination Date"), which Damage Termination Date shall not be earlier than thirty (30) days after the delivery of the Damage Termination Notice. Notwithstanding the foregoing, if Tenant delivers a Damage Termination Notice to Landlord, then Landlord shall have the right to suspend the occurrence of the Damage Termination Date for a period ending thirty (30) days after the Damage Termination Date set forth in the Damage Termination Notice by delivering to Tenant, within ten (10) business days of Landlord's receipt of the Damage Termination Notice, a written notice certifying in good faith that the repairs shall be substantially completed within thirty (30) days after the Damage Termination Date. If repairs shall be substantially completed prior to the expiration of such additional thirty (30) day period, then the Damage Termination Notice shall be of no force or effect, but if the repair shall not be substantially completed within such additional thirty (30) day period, then, this Lease shall terminate upon the expiration of such additional thirty
             (30) day period.

         g. Section 20(c) is deleted in its entirety, and the following inserted in lieu thereof:

             (c) Tenant shall fail to comply with or observe any other provision of this Lease (or any other lease now or hereafter executed by Tenant in connection with space in the Building), and same is not cured within fifteen (15) days after Landlord's written notice thereof to Tenant. Notwithstanding the foregoing, if (i) the default is of such a nature that fifteen (15) days is an unreasonably short period of time in which to cure the default;
             (ii) Tenant has commenced curing the default within the fifteen
             (15) day period; (iii) the default is of such a nature that it poses no health or safety threat to Tenant or other occupants of the Building; and (iv) Tenant is continuing to diligently pursue a cure of such default, then Tenant shall have an additional sixty
             (60) days in which to complete the cure of said default.

         h. The second sentence of Section 25 is deleted, and the following inserted in lieu thereof:

             In the case of the filing of any such lien Tenant will promptly, and in any event within thirty (30) days after receipt of notice of the filing thereof, satisfy or release such lien by means of payment thereof, bonding Landlord against any loss occasioned thereby (in which case Tenant shall have the right in due diligence to contest and dispute such lien so long as such bond remains in place), or take such other action as may be otherwise acceptable to Landlord.

         i. The word "reasonably" shall be inserted in the fourth line, between the words "as required," in the first clause of Section 29 of the Lease.

         j.  A second paragraph shall be added to Section 29 as follows:

             Landlord shall from time to time, within ten (10) business days after Tenant shall have requested the same of Landlord, execute, acknowledge and deliver to Tenant a written instrument in recordable form and otherwise in such form as reasonably required by Tenant (i) certifying that this Lease is in full force and effect and has not been modified, supplemented or amended in any way (or, if there have been modifications, supplements or amendments thereto, that it is in full force and effect as modified, supplemented or amended and stating such modifications, supplements and amendments); and (ii) stating any other fact or certifying any other condition reasonably requested by Tenant. Such certifications and representations shall not act as an amendment to this Lease and shall not vary the terms of this Lease or the rights of the Landlord or Tenant hereunder.

         k. Section 36 shall be deleted in its entirety, and the following inserted in lieu thereof:


             36. LANDLORD LIABILITY.
                 ------------------

            Notwithstanding anything to the contrary in the Lease or in any document delivered by Landlord in connection with the consummation of the transaction contemplated hereby, it is expressly understood and agreed that Landlord is acting solely on behalf and for the benefit of Separate Account No. 8 and Landlord's liability shall be limited to, and payable and collectible only out of the interest of Landlord in the Building, and no other property or asset of Landlord or of any of Landlord's directors, officers, employees, shareholders, contractholders or policyholders, shall be subject to any lien, levy, execution, setoff or other enforcement procedure for satisfaction of any right or remedy of Tenant in connection with the transaction contemplated hereby.

        1.   The following shall be added to the end of Section 38:

             Notwithstanding the foregoing, in the event Tenant's stock is hereafter traded on a nationally recognized stock exchange, and in lieu of the foregoing Statements, Tenant agrees to provide to Landlord within 14 days of request by Landlord but no more than once per year, Tenant's most recent distributed annual report

         15.  Brokerage. Landlord and Tenant each represents and warrants to
              ---------
the other that, except for LaSalle Partners Management Services, Inc. and Spaulding & Slye, neither of them has employed or dealt with any broker or finder who is entitled to a commission or other payment in connection with this Second Amendment. Landlord and Tenant shall each indemnify and hold harmless the other from and against any claim or claims for a commission or other payment arising from or out of any breach of the foregoing representation and warranty. Landlord has agreed to pay such commission pursuant to a separate agreement or agreements.

         16.  Defined Terms. Except as otherwise expressly provided herein,
              ---------------
all capitalized defined terms shall have the same meanings as provided in the Lease.

         17.  Headings. Headings contained in this Second Amendment are for
              --------
convenience only and are not substantive to the provisions of this Second Amendment.

         18. Lease Terms Ratified. Except as otherwise expressly provided
             --------------------
herein, and unless inconsistent with the terms hereof, all other terms, conditions and covenants of the Lease are hereby ratified and confirmed, and shall be applicable to the Expansion Premises.

IN WITNESS WHEREOF, the parties have executed this Second Amendment by affixing their hands and seals as of the date noted above.


                               Landlord:

WITNESS/ATTEST:                THE EQUITABLE LIFE ASSURANCE
                               SOCIETY OF THE UNITED STATES



/s/ Constance ???????          By:  /s/ Brenda E. McKinney   [SEAL]
-----------------------            --------------------------
                                 Name:      BRENDA E. McKINNEY
                                 Title:     INVESTMENT OFFICER


                               Tenant:

WITNESS/ATTEST:                AVERSTAR, INC.


/s/                            By:  /s/ Joseph A. Saponaro   [SEAL]
------------------------           --------------------------
                                 Name:     JOSEPH A. SAPONARO
                                 Title:    PRESIDENT

                                  Exhibit A-1

                                   [GRAPHIC]


                               SECOND FLOOR PLAN
                               -----------------

                                  Exhibit A-2

                                   [GRAPHIC]

                            FLOOR PLAN - 3RD FLOOR
                            ----------------------

                                  Exhibit A-3

                                   [GRAPHIC]

                                  Exhibit B-1

                                   [GRAPHIC]

INSTALLATION                                            U.L. APPROVED
SECTION                                                 CONSTRUCTION
============                                            -------------

                                                        AT&T

                                                                     EXHIBIT B-2
                                [LOGO OF AT&T]

                                                     REPRESENTS
                                                     LIGHT ELEMENTS ON
                                                     DARK BKG'D.

INTERNALLY ILLUMINATED GLOBE AND LETTERS:

U.L. GLOBE REQ'D.
SELF CONTAINED TRANSFORMERS.

GLOBE IS 8'.0" DIAMETER/HORIZONTAL LOGO ELEMENTS ARE TO BE ROUTED FROM FACE OF GLOBE AND BACKED WITH WHITE TRANSLUCENT ACRYLIC WHITE TO CONTINUE ONTO RETAINER FACE (PAINTED).
BKG'D. OF ELEMENTS AND CABINET RETURN ALUMINUM FINISHED TO MATCH PMS 481 c(BLDG. COLOR) AGGREGATE LETTERS TO HAVE WHITE TRANSLUCENT ACRYLIC FACES WITH ALUMINUM CHANNELS FINISHED 481 c(BLDG. COLOR). RETAINERS 481c

FACE OF GLOBE AND LETTERS TO OCCUPY THE SAME PLANE. 1/4" SPACE REQUIRED BETWEEN WALL AND (GLOBE/LTRS). FOR DRAINAGE.

SPECIFICATION SHEET 6  AT&T GUIDELINES
--------------------------------------


                                                                   REV/ 4/26 '89

                                  Exhibit B-3

                                                                  [LOGO OF AT&T]

                                   [GRAPHIC]



BLDG. ELEVATION AT SIGN LOCATION
================================
S C A L E:  3/32" = 1' - 0"

                                   EXHIBIT C

                        AVERSTAR EXCLUSIVE SIGNAGE AREA

                                   [GRAPHIC]